Exhibit 99.1

Diodes Incorporated to Acquire BCD Semiconductor Manufacturing Limited

All-Cash Transaction Valued at $151 Million for BCD Semiconductor’s $137 Million in TTM Revenue and Approximately $39 Million of Cash Equivalents as of September 30, 2012

Plano, Texas and Shanghai, China – December 26, 2012 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, and BCD Semiconductor Manufacturing Limited (“BCD Semiconductor” or “BCD”) (Nasdaq: BCDS), a leading analog integrated device manufacturer incorporated in the Cayman Islands, today announced that Diodes has entered into an Agreement and Plan of Merger to acquire BCD.

Highlights of the transaction include:

•	Combined trailing twelve months (“TTM”) reported revenue of approximately $750 million with significant cross-selling opportunities;

•	Expected to be immediately accretive to Diodes’ GAAP earnings per share;

•	Strengthens Diodes’ analog product portfolio by expanding its standard linear and power management offerings;

•	Broadens Diodes’ presence in Asia through BCD’s strong local market position in China;

•	Enhances market and margin expansion opportunities by leveraging Diodes’ cost-effective manufacturing and packaging capabilities;

•	Expands design and manufacturing capabilities for increased capacity and scale; and

•	Expected to result in revenue, operating and cost synergies.

At the effective date of the merger, each American Depository Share, which represents six ordinary shares of BCD, will be converted into the right to receive $8.00 in cash, without interest. The aggregate consideration will be approximately $151 million. The boards of both companies have approved the transaction, which is still subject to approval by BCD’s shareholders, as well as other customary closing conditions and regulatory approvals. The transaction is expected to close late in the first quarter of 2013 or early in the second quarter.

Commenting on the transaction, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes, stated, “This proposed acquisition underscores Diodes’ strategy to expand our market and growth opportunities through select strategic acquisitions. This transaction will greatly enhance our analog product portfolio by expanding our standard linear and power management offerings, including AC/DC and DC/DC solutions for power adapters and chargers, as well as other electronics products. BCD’s established presence in Asia with a particularly strong local market position in China offers Diodes even greater penetration of the consumer, computing and communications markets. Likewise, Diodes can achieve increased market penetration for BCD’s products by leveraging our global customer base and sales channels. In addition, BCD has in-house manufacturing capabilities in China, as well as a cost-effective development team that can be deployed across multiple Diodes’ product families. We will also be able to apply Diodes’ packaging capabilities and expertise to BCD’s products in order to improve cost efficiencies, utilization as well as product mix.”

Dr. Lu concluded, “Diodes has a successful track record of combining businesses to achieve revenue expansion, cost reductions and improved profitability. BCD employees are a key asset, and we look forward to integrating them into the Diodes’ family as we work closely with our customers to familiarize them with our new expanded offerings, while continuing to provide exceptional service and support.”

Commenting on the proposed acquisition, Mr. Chieh Chang, Chief Executive Officer of BCD Semiconductor, said, “We are pleased to have reached this agreement because we believe that BCD Semiconductor becoming a part of Diodes represents a compelling opportunity for our customers, employees and shareholders. This transaction provides liquidity at a significant premium for our shareholders and the combined company greatly strengthens the analog offerings and market opportunities for our customers.”

Atlas Technology Group LLC and Duff & Phelps LLC acted as financial advisors and Sheppard Mullin Richter & Hampton LLP acted as legal counsel to Diodes Incorporated. RBC Capital Markets LLC acted as exclusive financial advisor and Covington & Burling LLP acted as legal counsel to BCD Semiconductor.

Conference Call and Slide Presentation Information

Diodes will host a conference call on Thursday, December 27, 2012 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the Investor section of Diodes’ website at http://www.diodes.com. On the call Dr. Keh-Shew Lu, Diodes’ President and Chief Executive Officer, Rick White, Diodes’ Chief Financial Officer, Mark King, Diodes’ Senior Vice President of Sales and Marketing, Laura Mehrl, Diodes’ Director of Investor Relations, and Mr. Chieh Chang, Chief Executive Officer of BCD Semiconductor, will discuss the proposed acquisition. Investors and analysts are invited to participate on the call. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

When:	Thursday, December 27, 2012
Time:	10:00 a.m. CT / 11:00 a.m. ET
Dial in:	(800) 706-7749; outside the U.S. +1 (617) 614-3474
Participant Code:	25036148
Live Webcast:	http://investor.diodes.com

For those unable to participate during the live broadcast, a replay will be available shortly after the call and will be available on Diodes’ website for approximately 60 days. The replay number is (888) 286-8010 with a pass code of 87654471. International callers should dial +1 (617) 801-6888 and enter the same pass code at the prompt.

Further details of the transaction and arrangement are set out in Diodes’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2012.

About BCD Semiconductor

BCD Semiconductor Manufacturing Limited is a leading analog integrated device manufacturer, or IDM, based in China, specializing in the design, manufacture and sale of power management integrated circuits. BCD’s broad product portfolio targets primarily rapidly growing, high volume market segments such as mobile phones, LCD televisions and monitors, personal computers, adapters and chargers. As an IDM, BCD integrates product design and process technology to optimize product performance and cost, and offers system-level solutions with quality and reliability. BCD’s China-based operations also give it immediate access to the fast growing electronics industry in Asia, enabling BCD to align its product development efforts with market trends and provide timely and effective technical support to its customers. For more information, please visit http://www.bcdsemi.com.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, and two joint venture facilities located in Chengdu, China, as well as manufacturing facilities located in Neuhaus and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Tokyo, Japan; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at http://www.diodes.com.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements as to: the expected benefits of the acquisition, including the acquisition being immediately accretive; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of Diodes after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions). Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk that BCD’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effect of the acquisition; the risk that BCD’s standards, procedures and controls will not be brought into conformance within Diodes’ operation; difficulties coordinating Diodes’ and BCD’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our business; we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at Diodes’ website: http://www.diodes.com and BCD’s website: http://www.bcdsemi.com. Written requests may be sent directly to Diodes or BCD, or they may be e-mailed to: diodesfin@diodes.com or ir@bcdsemi.com.

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Diodes Contact:

Diodes Incorporated

Laura Mehrl

Director of Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group Leanne Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com

BCD Contact:

Jean-Claude Zhang

Chief Financial Officer

Tel: +86 21 2416 2298

IR@bcdsemi.com